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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report with respect to Kemper Investors Fund-Blue Chip and Global Income Portfolios dated April 22, 1997 in the Registration Statement of Investors Fund Series on Form N-1A and the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933 (File No. 33-11802) and in this Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5002).




                                                        ERNST & YOUNG LLP


Chicago, Illinois
September 26, 1997